Exhibit 5.1

May 3, 2023

Chesapeake Utilities Corporation

500 Energy Lane

Dover, Delaware 19901

Ladies and Gentlemen:

We have acted as counsel to Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), in connection with the registration of 568,000 shares of common stock of the Company, par value $0.4867 per share (the “Shares”), pursuant to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Registration Statement”). The Registration Statement is being filed to register 568,000 Shares for offer, sale, grant and award under and pursuant to the Chesapeake Utilities Corporation 2023 Stock and Incentive Compensation Plan (the “Plan”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms and in the manner set forth in the Plan, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the common stock then remaining authorized but unissued, the Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of the General Corporation Law of the State of Delaware, including the rules and regulations underlying those provisions.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ BAKER & HOSTETLER LLP

BAKER & HOSTETLER LLP